Exhibit 10.5

Portions of this Exhibit have been redacted because they are both (i) not material and (ii)

the registrant customarily and actually treats such information as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT NO 2 TO C5 PLA

THIS AMENDMENT NO 2 to the Product License Agreement dated March 9, 2012, as subsequently supplemented by a Letter Agreement dated November 4, 2015 and amended by Amendment No. 1 dated January 1, 2018 (the “C5 PLA”), is entered into with effect as of 22 December 2020, and made between:

(1)	Affibody AB, corp. reg. no 556665-6913, Scheeles väg 2, SE-171 65 Solna, Sweden (“Licensor”); and

(2)	IPC Research, LLC, a Delaware company and a wholly-owned subsidiary of Rallybio Holdings, LLC, 234 Church Street, Suite 1020, New Haven, CT 06510, USA (“Licensee”).

Affibody and Licensee is each a “Party” and are collectively referred to as the “Parties”.

1.	BACKGROUND INFORMATION

1.1

The Parties are parties to the C5 PLA, following an assignment from the original licensee Swedish Orphan Biovitrum AB (publ) (“Sobi”) to Licensee, under which Sobi assigned and transferred all of Sobi’s rights and obligations under the C5 PLA to Licensee, and Licensee substituted Sobi as a party to the C5 PLA.

1.2	Licensor and Licensee, respectively, have filed new patent applications claiming inter alia Affibody® Ligand(s) as well as other Target binding Affibody® Molecules in several countries.

1.3

Patent applications filed by Licensor include international patent application [***] and [***] and that is listed in Appendix 1 hereto (collectively the “Affibody Applications”), including, but not limited to Affibody’s [***] (the “Affibody [***] Application”). The Affibody Applications relate to Improvements to the Affibody® Molecule Technology that were made, conceived or reduced to practice by employees of Sobi prior to the date Licensee substituted for Sobi as described in Section 1.1 of this Amendment No. 2, and subsequently assigned to Licensor in accordance with Section 11.1 of the C5 PLA, and constitute Licensed Patents.

1.4

Patent applications filed by Licensee include international patent application [***] and [***] (collectively the “Licensee Applications”) including, but not limited to, Licensee’s [***] (the “Licensee [***] Application”). The Licensee Applications relate to Affibody® Molecules that bind to the Target, including Affibody® Ligands (which include those molecules for which amino acid sequences of the C5 (i.e. Target) binding motif are provided in the Licensee Applications), and therefore constitute Product Patents, but also relate to other Affibody® Molecules binding to the Target (which thus are not Affibody® Ligands)).

1.5

As contemplated by Sections 2.4 and 3.4 of the C5 PLA, Licensee has notified Licensor that it wishes to have a license to Improvements to the Affibody® Molecule Technology, and accordingly the Parties have agreed to add the Affibody Applications to the list of Licensed Patents in Appendix B of the C5 PLA as set forth in this Amendment No. 2.

1.6

In the light of the fact that the [***] recently rejected the Affibody [***] Application and the Licensee [***] Application on the basis that the applications had overlapping claims, the Parties have also executed this Amendment No. 2 to regulate their agreement in relation to the Affibody [***] Application and the Licensee [***] Application, and to set forth their intention to work together in good faith to address any similar issues that have arisen or may arise with respect to any other Affibody Applications or Licensee Applications in any country.

1.7	The Parties have further agreed to re-establish the Information Sharing Committee (“ISC”) as set forth in this Amendment No. 2.

2.	AMENDMENTS

2.1

Limitation of Affibody [***] Application. Subject to the terms and conditions of this Amendment No. 2, and the additional licenses granted to Licensor herein, Licensor agrees to amend, and has amended, the claims of the Affibody [***] Application to remove Affibody® Molecules binding to the Target from the claim scope. To the extent that, notwithstanding these amendments, the claim scope of the Affibody [***] Applications still includes any Affibody® Molecules binding to the Target, Affibody hereby grants to Licensee a license under such Affibody [***] Application that is exclusive with respect to the use of the Affibody Ligands within the Field, to mirror what is set out in Section 3.1b) of the C5 PLA.

2.2

Additional Exclusive License Relating to Licensee [***] Application. The license granted by Licensee to Licensor under the Product Patent(s) pursuant to Section 3.5 of the C5 PLA shall, in relation to the Licensee [***] Application only, be amended by inserting a new Section 3.5A immediately after Section 3.5 as follows:

“3.5A Licensee hereby grants to Licensor:

a)

An exclusive, royalty-free, perpetual, irrevocable license (including the right to grant sub-licenses) in [***] under the Licensee [***] Application, for all uses and applications (including but not limited to the use of Affibody® Ligands), outside the Field; and

b)

A non-exclusive royalty-free, perpetual, irrevocable license (including the right to grant sub-licenses) in [***] under any Know-how relating to the Licensee [***] Application, which is directly related to the use of any Affibody Ligand(s) as such or the use of Affibody Molecule® Technology, to the extent necessary for Licensor to practice the Licensee [***] Application outside the Field in accordance with Section 3.5Aa) above (as amended by this Amendment No. 2). For clarity, this non-exclusive license is only intended to allow Licensor and its sub-licenses freedom to operate under the Licensee [***] Application as set out in Section 3.5Aa) (as amended herein) and not for any other purpose. Licensee will further not be required to perform any technological transfer or “show-how” or similar activities as a consequence of this license.”

2.3

Updated list of Licensed Patents. Appendix B of the C5 PLA contains a list of patents and patent applications claiming the Affibody® Molecule Technology, which constitute Licensed Patents. Such Appendix B is hereby updated to add the Affibody Applications, as set out in Appendix 1 herein.

2.4

Co-operation on Affibody Applications and Licensee Applications. Each Party agrees to notify the other Party of any objection to or rejection of an Affibody Application or a Licensee Application by a patent authority that relates to the co- existence of an Affibody Application and a Licensee Application (such as, for example, any double-patenting rejections or any rejection otherwise relating to an overlap in the scope of an Affibody Application and a Licensee Application), and to cooperate in good faith with the other Party on the response to any such objection or rejection with the intention that, to the greatest extent reasonably possible, the response to any such objection or rejection is agreeable to both Parties, provided, that if the Parties are unable to agree following good faith discussions for a reasonable period of time, each Party shall be free to submit its response as it deems required. In the event that either Party notifies the other Party that it wishes to further amend the C5 PLA to address any such objection to or rejection of an Affibody Application or a Licensee Application, or the response thereto, in any country, and/or to include any additional licenses necessitated thereby, the Parties agree to discuss and negotiate in good faith any such further amendments to the C5 PLA. All such good faith cooperation and discussions will aim to achieve an outcome that as closely as possible reflects having the Affibody Application(s) and Licensee Application(s) being granted as coexisting patents and to reflect the license grants under the C5 PLA, and will otherwise be based on the principles set out in this Amendment No 2.

2.5

Reestablishment of Information Sharing Committee. The Parties have agreed to re-establish the ISC. What is stated in Sections 6.2 and 6.2 a) of the C5 PLA shall apply except that Section 6.2 b) of the C5 PLA shall be amended as follows:

“The ISC shall meet (either in person or by telephone conference) at least once every six (6) months until the First Commercial Sale.”

3.	OTHER

3.1

Except as modified hereby, the C5 PLA shall remain in full force and effect between the Parties. Capitalized terms used in this Amendment No 2 shall have the same meaning as set out in the C5 PLA unless explicitly stated otherwise.

3.2	If there is a conflict between the terms of the C5 PLA and this Amendment No 2, this Amendment No 2 shall prevail.

3.3	For clarity, the provisions on confidentiality (section 13), indemnity, etc. (section 16), and choice of law and arbitration (section 21) in the C5 PLA shall apply also to this Amendment No 2.

Signatures follow

AFFIBODY AB	IPC RESEARCH, LLC

/s/ David Bejker	/s/ Stephen Uden
David Bejker, CEO	Stephen Uden,